                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth subsidiaries of Dexter Corporation which are included in the consolidated financial statements as of December 31, 1999.

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                 OWNERSHIP(A)     INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Crown Metro Aerospace Coatings, Inc. ....................       100%            South Carolina
Dexter ADAF Holdings, Inc. ..............................       100%(D)         Delaware
Dexter Acquisition Delaware, Inc. .......................       100%            Delaware
Dexter Asia Pacific Limited..............................       100%(C)         Hong Kong
Dexter Electronic Materials (M) Sdn. Bhd. ...............       100%            Malaysia
Dexter Environmental Assurance Ltd. .....................       100%            Bermuda
Dexter Europe B.V. ......................................       100%(H)         Netherlands
Dexter Europe S.A. ......................................       100%            Belgium
Dexter GmbH..............................................       100%(C)         Germany
Dexter Holdings..........................................       100%            England
Dexter Holdings B.V. ....................................       100%            Netherlands
Dexter Hysol Aerospace, Inc. ............................       100%            Delaware
Dexter Hysol (Malaysia) Sdn. Bhd. .......................       100%(E)         Malaysia
Dexter International Corporation.........................       100%            Connecticut
Dexter Limited...........................................       100%            Japan
Dexter Magnetic Technologies, Inc. ......................       100%            New York
Dexter Nonwovens A.B. ...................................       100%            Sweden
Dexter Overseas Limited..................................       100%(C)(B)      England
Dexter Pacific, Inc. ....................................       100%            Japan
Dexter Philippines, Inc. ................................       100%            Philippines
Dexter Powders, Inc. ....................................       100%(B)         Delaware
Dexter (RPI), Inc. ......................................       100%(B)         Delaware
Dexter SAS...............................................       100%            France
Dexter S.p.A. ...........................................       100%(D)         Italy
Dexter Speciality Chemicals Limited......................       100%(C)(B)      England
Dexter Speciality Materials Limited......................       100%(C)         Scotland
Dexter U.K. Limited......................................       100%(F)         England

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                 OWNERSHIP(A)     INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Kettlebrook Insurance Company, Ltd. .....................       100%(G)         Bermuda
Life Technologies, Inc. .................................        71%(I)*        Delaware
Potter Paint Company of Texas, Inc. .....................       100%            Texas
QMI Asia Pte. Ltd. ......................................       100%            Singapore
Windsor Locks Canal Company..............................       100%            Connecticut

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(A) including directors' qualifying shares
(B) inactive
(C) owned by Dexter U.K. Limited
(D) owned by Crown Metro Aerospace Coatings, Inc.
(E) owned by Dexter Asia Pacific Limited
(F) owned by Dexter Holdings
(G) owned 67% by Dexter Corporation and 33% by Dexter U.K. Limited
(H) owned by Dexter Holdings B.V.
(I) owned 49% by Dexter Corporation and 22% by Dexter Acquisition Delaware, Inc., as of December 31, 1999
 * Since December 31, 1999, Dexter purchased additional shares of Life Technologies, Inc., increasing Dexter's ownership of Life Technologies, Inc. to approximately 75%.

     The following unconsolidated companies owned in part by Dexter Corporation are accounted for by the equity method. Financial statements of these companies are not required because when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

                                                              PERCENTAGE OF       JURISDICTION IN WHICH
                          NAME                                  OWNERSHIP       INCORPORATED OR ORGANIZED
                          ----                               ----------------   -------------------------
Hysol Indael de Mexico S.A. .............................        49%(A)         Mexico
Midland-Dexter de Venezuela, S.A. .......................        49%(B)         Venezuela

---------------
(A) owned by Dexter Corporation
(B) owned 13.9% by Dexter U.K. Ltd. and 35.1% by Dexter Corporation as of December 31, 1999. Effective in February 2000, ownership was divested.

     The following table sets forth subsidiaries of Life Technologies, Inc. (owned 71% by Dexter Corporation at December 31, 1999) which are included in the consolidated financial statements.

                                                      PERCENTAGE OF        JURISDICTION IN WHICH
                      NAME                              OWNERSHIP        INCORPORATED OR ORGANIZED
                      ----                           ----------------    --------------------------
BioSepra S.A. ...................................       100%             France
Canadian Life Technologies, Inc. ................       100%             Ontario
Custom Primers, Inc. ............................       100%             California
GIBCO BRL India Pvt. Ltd. .......................       100%(A)          India
Laboratory Services Ltd. ........................       100%             New Zealand
Life Technologies A.G. ..........................       100%(B)          Switzerland
Life Technologies A.S. ..........................       100%             Denmark
Life Technologies Asia Pacific, Inc. ............       100%             Delaware
Life Technologies B.V. ..........................       100%(B)          Netherlands
Life Technologies do Brasil Ltda. ...............       100%(C)          Brazil
Life Technologies Foreign Sales Corporation......       100%             Barbados
Life Technologies GIBCO BRL Co., Ltd. ...........        59%             Republic of China (Taiwan)
Life Technologies Holdings, Unlimited............       100%             Scotland
Life Technologies Italia S.r.l. .................       100%             Italy
Life Technologies Ltd. ..........................       100%(D)          Scotland
Life Technologies Limited........................       100%             New Zealand
Life Technologies Mauritius Ltd. ................       100%             Mauritius
Life Technologies Oriental K.K. .................        80%             Japan
Life Technologies Overseas GmbH..................       100%(B)          Germany
Life Technologies Overseas Ltd. .................       100%(D)          Scotland
Life Technologies (Pacific) Ltd. ................       100%             Hong Kong
Life Technologies Pty. Ltd. .....................       100%             Australia
Life Technologies S.A. ..........................       100%             Spain
Life Technologies S.A.R.L. ......................       100%(B)          France
Life Technologies Sweden AB......................       100%             Sweden
Life Technologies Uruguay, S.A. .................       100%             Uruguay
N.V. Life Technologies S.A. .....................       100%(B)          Belgium
Serum Technologies Holdings, Inc. ...............       100%             Delaware
Serum Technologies (unincorporated joint
  venture).......................................        40%(E)          Maryland

---------------
(A) owned by Life Technologies Mauritius Ltd.
(B) owned by Life Technologies Overseas Ltd.
(C) owned 90% by Life Technologies, Inc. and 10% by Life Technologies Mauritius Ltd.
(D) owned by Life Technologies Holdings, Unlimited
(E) owned by Serum Technologies Holdings, Inc.